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EXHIBIT 99.1

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Media Contact: Kekst & Co.                                          STILWELL
  Michael Herley (212-521-4897)                                  FINANCIAL INC.

Investor Contact:                                                          920 Main Street, 21/st/ Floor
  Landon H. Rowland (816-218-2416)                                           Kansas City, Missouri 64105
    Chairman, President and CEO                                                           NYSE Symbol:SV
  Daniel P. Connealy (816-218-2412)
    Vice President and Chief Financial Officer                    Release No. 2001-27   Date: October 26, 2001
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                                                          {News Release}

                                       STILWELL FINANCIAL INC. AMENDS CREDIT FACILITIES AND
                                   EXPECTS TO CONCLUDE SYNDICATION PROCESS FOR 364-DAY FACILITY

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Kansas City, Missouri

     Stilwell Financial Inc. ("Stilwell" or the "Company") announced today the amendments, effective as of October 24, 2001, to its two credit facility agreements, each dated as of December 7, 2000: a $300 million five-year revolving credit facility (the "five-year facility") and a $300 million 364-day revolving credit facility (the "364-day facility") jointly entered into with Stilwell's 91.6% owned subsidiary, Janus Capital Corporation ("Janus"). Stilwell commenced the syndication process relating to the renewal of the 364-day facility during the week of October 8, 2001 and expects this process to be completed on October 29, 2001. Stilwell expects the commitments under the 364-day facility to reach $300 million, resulting in total credit lines under the credit facilities of $600 million. The leading bank lenders under the credit facilities are Citibank N.A. and The Chase Manhattan Bank.

     Stilwell may borrow up to 50% of the commitment under the 364-day facility and up to $200 million under the five-year facility. Janus may borrow up to 50% of the commitment under the 364-day facility and up to $100 million under the five-year facility. The amount that Stilwell and Janus may borrow under the credit facilities would be reduced, proportionally, by $100 million if the Company's average assets under management for any period of three consecutive months were less than $180 billion but greater than or equal to $170 billion, by another $100 million, proportionally, if the Company's average assets under management for any period of three consecutive months were less than $170 billion but greater than or equal to $150 billion, and by another $100 million, proportionally, if the Company's average assets under management for any period of three consecutive months were less than $150 billion. Stilwell's obligations under these credit facilities are not joint and several. Stilwell is obligated to repay only those loans made to Stilwell, and Janus is obligated to repay only those loans made to Janus. However, Stilwell guarantees the obligations of Janus under these facilities.

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     Stilwell is a diversified, global financial services company with operations through its subsidiaries and affiliates in North America, Europe and Asia. The primary entities comprising Stilwell are Janus Capital Corporation, an approximately 91.6% owned subsidiary; Berger LLC, of which Stilwell owns 100% of the preferred limited liability company interests and approximately 87% of the regular limited liability company interests; Nelson Money Managers Plc, an 80% owned subsidiary; and DST Systems, Inc., an equity investment in which Stilwell holds an approximate 33% interest.

                              * * * * * * * * * *

This press release includes statements concerning potential future events involving the Company, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Stilwell's Registration Statement on Form 10 dated June 15, 2000 and Stilwell's Annual Report on Form 10-K for the year ended December 31, 2000, both on file with the Securities and Exchange Commission (Commission file no. 001-15253). The Company will not update any forward-looking statements in this press release to reflect future events or developments.

                                        ............. The End